-7-

                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

         Agreement, made the 1st day of January, 2005, by and between Oppenheimer Quest Capital Value Fund, Inc., a Maryland corporation (hereinafter referred to as the "Company"), and OppenheimerFunds, Inc. (hereinafter referred to as "OFI").

         WHEREAS, the Company is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and OFI is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940;

         WHEREAS, the Company desires that OFI shall act as its investment adviser pursuant to this Amended and Restated Agreement, which amends and restates the February 28, 1997, agreement by and between the Company and OFI;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

         1.       General Provisions:

                  The Company hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Company, and to perform for the Company such other duties and functions for the period and on such terms as set forth in this Agreement. OFI shall, in all matters, give to the Company and its Board of Directors (the "Directors") the benefit of its best judgment, effort, advice and recommendations and shall at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the Articles of Incorporation and By-Laws of the Company as amended from time to time; (iv) policies and determinations of the Directors; (v) the fundamental policies and investment restrictions as reflected in the registration statement of the Company under the Investment Company Act or as such policies may, from time to time, be amended and (vi) the Prospectus and Statement of Additional Information in effect from time to time. The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Directors and officers of the Company with respect to any matters dealing with the business and affairs of the Company including the valuation of portfolio securities of the Company which are either not registered for public sale or not traded on any securities market.

         2.       Investment Management:

                  (a) OFI shall, subject to the direction and control by the Directors, (i) regularly provide investment advice and recommendations to the Company with respect to the investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Company and the composition of its portfolio and determine what securities shall be purchased or sold by the Company; and (iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments by the Company and the sale of securities and other investments held in the Company's portfolio.

                  (b) Provided that the Company shall not be required to pay any compensation for services under this Agreement other than as provided by the terms of the Agreement and subject to the provisions of paragraph 7 hereof, OFI may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services including entering into sub-advisory agreements with other affiliated or unaffiliated registered investment advisers to obtain specialized services.

                  (c) Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

                  (d) Nothing in this Agreement shall prevent OFI or any entity controlling, controlled by or under common control with OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

         3. Other Duties of OFI:

                  OFI shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Company, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Company for its shareholders; composition of proxy materials for meetings of the Company's shareholders; and the composition of such registration statements as may be required by Federal and state securities laws for continuous public sale of Shares of the Company. OFI shall, at its own cost and expense, also provide the Company with adequate office space, facilities and equipment. OFI shall, at its own expense, provide such officers for the Company as the Board of Directors may request.

         4. Allocation of Expenses:

                  All other costs and expenses of the Company not expressly assumed by OFI under this Agreement, or to be paid by OppenheimerFunds Distributor, Inc., the distributor of the shares of the Company, shall be paid by the Company, including, but not limited to: (i) interest, taxes and governmental fees; (ii) brokerage commissions and other expenses incurred in acquiring or disposing of the portfolio securities and other investments; (iii) insurance premiums for fidelity and other coverage requisite to its operations;
(iv) compensation and expenses of its Directors other than those affiliated with OFI; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its Shares; (viii) expenses incident to the issuance of its Shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration under Federal and state securities laws of Shares of the Company for public sale; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Company; (xi) except as noted above, all other expenses incidental to holding meetings of the Company's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Company and any legal obligation which the Company may have to indemnify its officers and Directors with respect thereto. Any officers or employees of OFI or any entity controlling, controlled by, or under common control with OFI who also serve as officers, Directors or employees of the Company shall not receive any compensation from the Company for their services.

         5. Compensation of OFI:

                  The Company agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the total net asset value of the Company as of the close of each business day and payable monthly at the annual rate set forth on Schedule A hereto.

         6. Use of Name "Oppenheimer" or "Quest For Value":
                  OFI hereby grants to the Company a royalty-free, non-exclusive license to use the name "Oppenheimer" or "Quest For Value" in the name of the Company for the duration of this Agreement and any extensions or renewals thereof. To the extent necessary to protect OFI's rights to the name "Oppenheimer" or "Quest For Value" under applicable law, such license shall allow OFI to inspect, subject to control by the Company's Board, control the nature and quality of services offered by the Company under such name and may, upon termination of this Agreement, be terminated by OFI, in which event the Company shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" or "Quest For Value" in the name of the Company or otherwise. The name "Oppenheimer" and "Quest For Value" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

         7. Portfolio Transactions and Brokerage:

                  (a) OFI (and any sub-adviser) is authorized, in arranging the purchase and sale of the portfolio securities of the Company, to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter "broker-dealers"), including "affiliated" broker-dealers (as that term is defined in the Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the portfolio transactions of the Company as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OFI of its investment management functions.

                  (b) OFI (and any sub-adviser) shall select broker-dealers to effect the portfolio transactions of the Company on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI (or any sub-adviser) on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the portfolio transactions of the Company by participating therein for its own account; the importance to the Company of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Company.

                  (c) OFI (and any sub-adviser) shall have discretion, in the interest of the Company, to allocate brokerage on the portfolio transactions of the Company to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Company and/or other accounts for which OFI or its affiliates (or any sub-adviser) exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Company to pay such broker-dealers a commission for effecting a portfolio transaction for the Company that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI (or any sub-adviser) determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of OFI or its affiliates (or any sub-adviser) with respect to accounts as to which they exercise investment discretion. In reaching such determination, OFI (or any sub-adviser) will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, OFI (and any sub-adviser) shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Company over a representative period selected by the Company's Directors were reasonable in relation to the benefits to the Company.

                  (d) OFI (or any sub-adviser) shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Company for effecting its portfolio transactions to the extent consistent with the interests and policies of the Company as established by the determinations of the Board of Directors of the Company and the provisions of this paragraph 7.

                  (e) The Company recognizes that an affiliated broker-dealer:
(i) may act as one of the Company's regular brokers for the Company so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Company; and (iii) may effect portfolio transactions for the Company thereof only if the commissions, fees or other renumeration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

         8. Duration:

                  This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect from year to year, so long as such continuance shall be approved at least annually by the Company's Board of Directors, including the vote of the majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Company, and by such a vote of the Company's Board of Directors.

         9. Termination:

                  This Agreement may be terminated (i) by OFI at any time without penalty upon sixty days' written notice to the Company (which notice may be waived by the Company); or (ii) by the Company at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Company shall be directed or approved by the vote of a majority of all of the Directors of the Company then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Company (as defined in the Investment Company Act).

         10. Assignment or Amendment:

                  This Agreement may not be amended, or the rights of OFI hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the Company. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

         11.      Definitions:

                  The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.


                                     Oppenheimer Quest Capital Value Fund, Inc.



Attest: /s/Mitchell J. Lindauer      By: /s/Robert G. Zack
        -------------------------        ------------------------------------
        Mitchell J. Lindauer             Robert G. Zack, Secretary

                                     OppenheimerFunds, Inc.



Attest: /s/Mitchell J. Lindauer      By: /s/John V. Murphy
        -------------------------        ------------------------------------
        Mitchell J. Lindauer             John V. Murphy, Chairman, President and
                                         Chief Executive Officer







                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                   OPPENHEIMER QUEST CAPITAL VALUE FUND, INC.
                                       AND
                             OPPENHEIMERFUNDS, INC.

------------------------------------------ --------------------------------------------------------------------------------
NAME OF FUND                               ANNUAL FEE AS A PERCENTAGE OF AVERAGE ANNUAL NET ASSETS
------------------------------------------ --------------------------------------------------------------------------------
Oppenheimer                                0.85% of the first $400 million of average annual net assets;
Quest Capital Value Fund, Inc.             0.80% of the next $400 million of average annual net assets;
                                           0.75% of the next $400 million of average annual net assets;
                                           0.65% of the next $400 million of average annual net assets;
                                           0.60% of the next $400 million of average annual net assets; and
                                           0.50% of average annual net assets in excess of $2 billion.

------------------------------------------ --------------------------------------------------------------------------------